Exhibit 4.1

EXCEL BANK CORPORATION
1998 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)

“Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board.  If the Company’s securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.”  Solely for the purposes of this Section 1(a), “non-employee director” shall have the same meaning as set forth in Rule 16-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(b)

The “Company” shall mean Excel Bank Corporation, a Minnesota corporation.

(c)

“Fair Market Value” as of any day shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on such date or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on such date or, there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.

(d)

The “Internal Revenue Code” is the Internal Revenue Code of 1986, as amended from time to time.

(e)

“Non-Employee Director” shall mean members of the Board who are not employees of the Company or any Subsidiary.

(f)

The “Participant” means (i) an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9, (ii) a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10, or (iii) an employee or officer or any Subsidiary to whom a restricted stock award has been granted pursuant to Section 11.

(g)

“Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(h)

The “Plan” means the Excel Bank Corporation 1998 Equity Incentive Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

(i)

“Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 12) reserved for incentive and nonqualified stock options and restricted stock awards pursuant to this Plan.

(j)

A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.
PURPOSE

The Plan has been established to promote the interests of the Company, its Subsidiaries and its stockholders by (i) attracting and retaining exceptional employees and directors; (ii) motivating such employees and directors by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such employees and directors to participate in the long-term growth and financial success of the Company.

It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, through the granting of restricted stock awards pursuant to Section  11 of this Plan.  Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within 12 months before or after the adoption of the Plan by the Board of Directors.  Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained with such 12-month period.

SECTION 3.
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”) or by a Committee which may be appointed by the Board from time to time (collectively referred to as the “Administrator”).  The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described in the Plan) to determine, in its sole discretion, whether an incentive stock option, nonqualified stock option or restricted stock award shall be granted, the individuals to whom, the time or times at which, options or awards shall be granted, the number of shares subject to each option or award, the option price, and terms and conditions of each option or award.  The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option and restricted stock option agreements (which may vary from Participant to Participant) evidencing each option or award and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administration shall from time to time, at its discretion and without approval of the shareholders, designate those employees to whom incentive stock options shall be granted pursuant to Section 9 of the Plan, those employees, officers, directors (including Non-Employee Directors), consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted pursuant to Section 10 of the Plan, and those employees or officers to whom restricted stock awards shall be granted pursuant to Section 11 of the Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction.  The Administrator may grant additional incentive stock options, nonqualified options and restricted stock awards under this Plan to some or all Participants then holding options or may grant options solely or partially to new Participants.  In designating Participants, the Administrator shall also determine the number of shares to be optioned to each such Participant.  The Board may from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6.
STOCK

The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Stock.  Seven Hundred Fifty Thousand (750,000) shares of Stock shall be reserved and available for stock options and restricted stock awards under the Plan; provided, however, that the total number of shares of Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 12 of the Plan.  In the event that any outstanding stock option or restricted stock award under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Stock allocable to such portion of the option or award shall continue to be reserved for stock options and restricted stock awards under the Plan and may be optioned or awarded hereunder.

SECTION 7.
DURATION OF PLAN

Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in Section 3.  Nonqualified stock options and restricted stock awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board.  Any incentive stock option granted during such ten-year period and any nonqualified stock option or restricted stock award granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option or award as specified in the written stock option or restricted stock agreement and shall remain subject to the terms and conditions of this Plan.

SECTION 8.
PAYMENT

Participants may pay for shares upon exercise of stock options granted pursuant to this Plan with cash, personal check, certified check, Common Stock of the Company valued at such Stock’s then Fair Market Value, or such other form of payment as may be authorized by the Administrator.  The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the option granted to the Participant or upon any exercise of the option by the Participant.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved form time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)

Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the incentive stock option.  To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such participant shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option.  The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b)

Term and Exercisability of Incentive Stock Option.  The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than 10 years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Participant shall be exercisable during a term of not more than five years after the date on which it is granted.

The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised.  In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.  The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)

Nontransferability.  No incentive stock option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution.  During the Participant’s lifetime, the incentive stock option may be exercised only by the Participant.  If the Participant shall attempt any transfer of any incentive stock option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

(d)

No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by an incentive stock option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).

(e)

Other Provisions.  The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.  Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an “incentive stock option” as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement.  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)

Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the nonqualified stock option.  Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that the option price may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock per share on the date of grant.

(b)

Term and Exercisability of Nonqualified Stock Option.  The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised.  In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.  The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)

Withholding.  The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a nonqualified stock option.  In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the option’s exercise equal to the amount required to be withheld for tax purposes.  Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law.  The Participant’s election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)

Transferability.  The Administrator may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

(e)

No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by a nonqualified stock option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).

(f)

Other Provisions.  The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK AWARDS

Each restricted stock aware granted pursuant to the Plan shall be evidenced by a written restricted stock agreement (the “Restricted Stock Agreement”).  The Restricted Stock Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement shall comply with and be subject to the following terms and conditions:

(a)

Number of Shares.  The Restricted Stock Agreement shall state the total number of shares of Stock covered by the restricted stock award.

(b)

Risks of Forfeiture.  The Restricted Stock Agreement shall set forth the risks of forfeiture which shall apply to the shares of Stock covered by the restricted stock award, and shall specify the manner in which such risks of forfeiture shall lapse.  The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c)

Issuance of Restricted Shares.  The Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Stock subject to the restricted stock award are forfeited.

(d)

Rights as Shareholder.  Until the risks of forfeiture have lapsed or the shares subject to such restricted stock award have been forfeited, the Participant shall be entitled to vote the shares of Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(e)

Withholding Taxes.  The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s restricted stock award.  In the event the Participant is required under the Restricted Stock Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering previously-acquired shares of Common Stock, including shares of Stock received pursuant to a restricted stock award on which the risks of forfeiture have lapsed.  Any shares of Common Stock so delivered shall have a Fair Market Value equal to such withholding obligations determined as of the date the amount of tax to be withheld is determined under applicable tax law.  The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(f)

Nontransferability.  No restricted stock award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the restricted stock agreement have lapsed.  If the Participant shall attempt any transfer of any restricted stock award granted under the Plan prior to such date, such transfer shall be void and the restricted stock award shall terminate.

(g)

Other Provisions.  The Restricted Stock Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
OR LIQUIDATION

In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 6 hereof and the number of shares of Stock covered by each outstanding stock option or restricted stock award and the price per share thereof shall be adjusted by the Board to reflect such change.  Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the Option or Restricted Stock Agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), all outstanding stock options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction, and all restrictions on restricted stock awards shall lapse; provided, however, that if the acquiring party seeks to have the transaction accounted for on a “pooling of interests” basis and, in the opinion of the Company’s independent certified public accountants, the acceleration of the exercisability of such options or lapsing of the restrictions on such restricted stock awards would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate and the restrictions on the restricted awards shall not lapse.  In addition to the foregoing, or in the event a pooling of interests transaction precludes the acceleration of the exercisability of outstanding options or the lapsing of the restrictions on restricted stock awards, the Board may provide for one or more of the following:

(a)

the complete termination of this Plan, the cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction) and the cancellation of any restricted stock awards for which the risks of forfeiture have not lapsed;

(b)

that Participants holding outstanding stock options shall receive, with respect to each share of Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(c)

that Participants holding outstanding restricted stock awards shall receive, with respect to each share of Stock subject to such awards, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(d)

the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Participants holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

(e)

the continuance of the Plan with respect to restricted stock awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and provide to Participants holding such awards the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an option or award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13.
SECURITIES LAW COMPLIANCE

No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (i) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any stock option or restricted stock award or the issuance of Stock to Participant, Participant agrees to the following:

(a)

In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any stock option or restricted stock award granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)

In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any stock option and the date on which such option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)

In the event of a transaction (as defined in Section 12 of the Plan) which is treated as a “pooling of interests” under generally accepted accounting principles, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted or upon the grant of a restricted stock award pursuant to the Plan to assure compliance with this Section 13.

SECTION 14.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any stock option or restricted stock award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant.  Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive stock options or restricted stock awards, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Participants under the plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.  Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 15.
NO OBLIGATION TO EXERCISE OPTION

The granting of a stock option shall impose no obligation upon the Participant to exercise such option.  Further, the granting of a stock option or restricted stock award hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Participant in its employ for any period.

SECTION 16.
MISCELLANEOUS

This Plan shall be administered in accordance with all applicable federal or state laws, regulations and policies, including but not limited to regulations or policies issued by the Federal Deposit Insurance Corporation.  In the event any provision of this Plan, any Option Agreement or any Restricted Stock Agreement conflicts with or is invalid under any such law, regulation or policy, such provision shall be amended to the extent necessary to make such provision enforceable under such law, regulation or policy, and shall be enforced as amended.  All other provisions shall remain enforceable according to their terms.